Exhibit 99.B(i)(6)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 24, 2018, relating to the financial statements and financial highlights of VictoryShares US 500 Volatility Wtd ETF, VictoryShares US Small Cap Volatility Wtd ETF, VictoryShares International Volatility Wtd ETF, VictoryShares Emerging Market Volatility Wtd ETF, VictoryShares US Large Cap High Div Volatility Wtd ETF, VictoryShares US Small Cap High Div Volatility Wtd ETF, VictoryShares International High Div Volatility Wtd ETF, VictoryShares Emerging Market High Div Volatility Wtd ETF, VictoryShares Dividend Accelerator ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares US 500 Enhanced Volatility Wtd ETF, VictoryShares US EQ Income Enhanced Volatility Wtd ETF, VictoryShares US Discovery Enhanced Volatility Wtd ETF, and VictoryShares Developed Enhanced Volatility Wtd ETF, each a series of Victory Portfolios II, for the year ended June 30, 2018, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

October 24, 2018